AMENDED AND RESTATED WARRANT

THIS WARRANT (THE “WARRANT”) WAS ORIGINALLY ISSUED PURSUANT TO THE TERMS OF THE PROVISIONS OF A WARRANT PURCHASE AGREEMENT DATED APRIL 12, 2010 (THE “AGREEMENT”) BETWEEN COMPOSITE TECHNOLOGY CORPORATION, A NEVADA CORPORATION (THE “COMPANY”) AND THE INITIAL WARRANT HOLDER.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE COMPANY.  THIS SECURITY WAS SOLD IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE.

Company:	Composite Technology Corporation, a Nevada corporation
Number of Shares:	5,000,000, subject to adjustment
Class of Shares:	Common Stock, par value $0.001 per share (OTC:CPTC)
Exchange Price:	$0.24 per share
Original Issue Date:	April 12, 2010
Restatement Date:	December 13, 2010
Expiration Date:	April 12, 2013

The term “Holder” shall initially refer to Partners for Growth II, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

The Holder is subject to certain restrictions as set forth in the Agreement.

The Company does hereby certify and agree that, for good and valuable consideration for the Warrant, the Holder, or its permitted successors and assigns, hereby is entitled to exchange this Warrant in Composite Technology Corporation (the “Company”) for Five Million (5,000,000) duly authorized, validly issued, fully paid and non-assessable shares of its Common Stock, par value $0.001 each, upon the terms and subject to the provisions of this Warrant.  The shares of Common Stock issuable upon exchange of this Warrant are referred to herein as the “Warrant Stock,” and the Warrant and the Warrant Stock are sometimes together referred to as the “Securities.” Capitalized terms used but not defined in this Warrant have their meanings as set forth in that certain Loan and Security Agreement dated as of April 12, 2010, between the Company and Holder (the “Loan Agreement”).

Section 1	Term, Price and Exchange of Warrant.

1.1           Term of Warrant.  This Warrant shall be exchangeable for a period of three (3) years from the Issue Date (hereinafter referred to as the “Expiration Date”).

1.2           Exchange Price.  The price per share at which the Warrant Stock is issuable upon exchange of this Warrant shall be $0.23, subject to Section 1.3 (a) hereof and subject to adjustment from time to time as set forth herein (the “Exchange Price”).

1.3           Exercise of Warrant; Exchange of Warrant.

 (a)           This Warrant may be exercised in whole or in part, upon surrender to the Company at its then principal offices in the United States of this Warrant to be exchanged, together with the form of election to exchange attached hereto as Exhibit A duly completed and executed, and upon payment to the Company of the Exchange Price for the number of shares of Warrant Stock in respect of which this Warrant is then being exercised (an “Exercise”).  In whole or in part in lieu of an Exercise, Holder may exchange this Warrant as set forth in the remainder of this Section 1.3 (an “Exchange”).

 (b)           Upon an Exchange, the Holder shall receive Warrant Stock such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

X =	Y * (A-B)
A

Where

X =	the number of shares of Warrant Stock to be issued to Holder
Y =	the number of shares of Warrant Stock to be exchanged under this Warrant
A =	the Fair Market Value of one share of Warrant Stock
B =	the Exchange Price (as adjusted to the date of such calculations)
* =	multiplied by

 (c)           For purposes of this Warrant, the “Fair Market Value” of one share of Warrant Stock shall be (i) if the Company’s common stock (the “Common Stock”) is or becomes listed on a national stock exchange, the highest closing sale price reported on such exchange or market during the trading day on the day prior to which Holder delivers its Election of Exchange to the Company, or (ii) if the Common Stock is traded over-the-counter, the  highest closing bid price for the Common Stock during the trading day on the day prior to which Holder delivers its Election of Exchange to the Company.  If the Common Stock is not traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Company’s Warrant Stock shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from its authorized but unissued shares, as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, but in no event less than the exercise price at which qualified employee stock options are then issued. In the event that Holder elects to convert the Warrant Stock through Exchange in connection with a transaction in which the Warrant Stock is converted into or exchanged for another security, Holder may effect a Exchange directly into such other security.

(d)           Upon surrender of this Warrant, and the duly completed and executed form of election to exchange, and payment of the Exchange Price or conversion of this Warrant through Exchange, the Company shall issue and deliver within two (2) business days to the Holder or such other person as the Holder may designate in writing a certificate or certificates for the number of shares of Warrant Stock so purchased upon the Exchange or exercise of this Warrant.  Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock as of the date of the surrender of this Warrant, and the duly completed and executed form of election to exchange, and payment of the Exchange Price or conversion of this Warrant through Exchange; provided, that if the date of surrender of this Warrant and payment of the Exchange Price is not a business day, the certificates for the Warrant Stock shall be deemed to have been issued as of the next business day (whether before or after the Expiration Date).  If this Warrant is exchanged or exercised in part, a new warrant of the same tenor and for the number of shares of Warrant Stock not exchanged or exercised shall be executed by the Company.

1.4           Fractional Interests.  The Company shall not be required to issue fractions of shares of Warrant Stock upon the exchange of this Warrant.  If any fraction of a share of Common Stock would be issuable upon the exchange of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the last reported sale price of the Common Stock on the NASDAQ National Market System or any other national securities exchange or market on which the Common Stock is then listed or traded.

1.5           Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the Fair Market Value of one share of Common Stock (or other security issuable upon the exchange hereof) as determined in accordance with Section 1.3(c) is greater than the Exchange Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.3(b) as to all Warrant Stock (or such other securities) for which it shall not previously have been exchanged or converted, and the Company shall promptly deliver a certificate representing the Warrant Stock (or such other securities) issued upon such conversion to the Holder.

1.6           Treatment of Warrant Upon Acquisition of Company.

 (a)           “Acquisition”.  For the purpose of this Warrant, “Acquisition” means (i) any sale or other disposition of all or substantially all of the assets of the Company in whatever form, or any reorganization, consolidation, or merger of the Company (whether in a single transaction or multiple related transactions) where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction(s), and (ii) any other event under the Company's Amended Articles of Incorporation that is treated as a liquidation of the Company.

(b)           Treatment of Warrant at Acquisition.  Upon the closing of any Acquisition, the Company or the successor entity (if applicable in such Acquisition) shall, as condition to such Acquisition, either: (i) assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities as would be payable for the Warrant Stock issuable upon exchange of the unexchanged portion of this Warrant as if such Warrant Stock were outstanding on the record date for the Acquisition (and the Warrant Price and/or number of shares of Warrant Stock shall be adjusted accordingly) or (ii) purchase this Warrant at its “Fair Value” (as such term is defined herein).

(c)           Purchase at Fair Value.

For purposes of this Warrant, “Fair Value” shall mean that value determined by the parties using a Black-Scholes Option-Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this Warrant as of the date of the Acquisition, (C) an annual dividend yield equal to dividends declared on the underlying Common Stock during the term of this Warrant (calculated on an annual basis), and (D) a volatility factor of the expected market price of the Company’s Common Stock comprised of: (1) if the Company is publicly traded on a national securities exchange or over-the-counter, its volatility over the one year period prior to the Acquisition, (2) if the Company is a non-public company, the volatility, over the one year period prior to the Acquisition, of an average of publicly-traded companies in the same or similar industry to the Company with such companies having similar revenues.  The purchase price determined in accordance with the above shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may take such post-Acquisition closing contingencies or adjustments into account in determining the purchase price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s shares (as determined under subclause (D)), and the increased value of such shares (including, but not limited to any earn-out or escrowed consideration) would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved.

Section 2.	Exchange and Transfer of Warrant.

(a)           This Warrant may be transferred, in whole or in part, without restriction, subject to (i) Holder’s compliance with applicable securities laws and delivery of an opinion of counsel as to the same, if so requested by the Company, and (ii) the transferee holder of the new Warrant assuming in writing the obligations of the Holder set forth in this Warrant and the Agreement.  A transfer may be registered with the Company by submission to it of this Warrant, together with the annexed Assignment Form attached hereto as Exhibit B duly completed and executed.  After the Company’s receipt of this Warrant and the Assignment Form so completed and executed, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) at the same Exchange Price per share and otherwise having the same terms and provisions as this Warrant, which the Company will register in the new holder’s name.  In the event of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to purchase the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant.  Upon the due delivery of this Warrant for transfer, the transferee holder shall be deemed for all purposes to have become the holder of the new warrant issued for the portion of this Warrant so transferred, effective immediately prior to the close of business on the date of such delivery, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

(b)           In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event and (ii) if requested by the Company, an indemnity agreement reasonably satisfactory in form and substance to the Company.  In the event of the mutilation of or other damage to the Warrant, the Company shall execute and deliver an identical new warrant to the Holder in substitution therefor upon the Company’s receipt of the mutilated or damaged warrant.

(c)           The Company shall pay all reasonable costs and expenses incurred in connection with the exchange, exercise, transfer or replacement of this Warrant, including, without limitation, the costs of preparation, execution and delivery of a new warrant and of share certificates representing all Warrant Stock.

Section 3.	Certain Covenants.

(a)           The Company shall at all times reserve for issuance and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exchange of this Warrant, such number of shares of Common Stock as shall from time to time be sufficient therefor.

(b)           The Company will not, by amendment or restatement of its Articles of Incorporation or Bylaws or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.  Without limiting the foregoing, the Company (i) will not increase the par value of any Warrant Stock receivable upon the exchange of this Warrant above the amount payable therefor upon such exchange and (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares upon the exchange of this Warrant.

(c)           The Company shall provide Holder quarterly and annual financial statements as and when available, if such statements are not publicly available.  The parties shall not treat the Warrant or the Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

Section 4.	Adjustments to Exchange Price and Number of Shares of Warrant Stock.

4.1           Adjustments.  The Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4.  Upon each adjustment of the Exchange Price pursuant to this Section 4, the Holder shall thereafter be entitled to acquire upon exchange, at the Exchange Price resulting from such adjustment, the number of shares of Common Stock of the Company obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2           Subdivisions, Combinations and Stock Dividends.  If the Company shall at any time subdivide by split-up or otherwise, its outstanding Common Stock into a greater number of shares, or issue additional Common Stock as a dividend, bonus issue or otherwise with respect to any Common Stock, the Exchange Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares acquirable upon exchange hereunder shall be proportionately increased. Conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased.

4.3           Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exchange or exercise of this Warrant, Holder shall be entitled to receive an amended warrant for the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exchange or exercise of this Warrant.  The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Company’s Board of Directors) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exchange of the new Warrant.  The provisions of this Section 4.3 shall similarly apply to successive reclassifications, exchanges, substitutions, or other similar events.

4.4.           Notices of Record Date, Etc.  In the event that the Company shall:

(1) declare or propose to declare any dividend upon its Common Stock, whether payable in cash, property, stock or other securities and whether or not a regular cash dividend, or

(2)  offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of stockholders, or

(3)  effect or approve any reclassification, exchange, substitution or recapitalization of the capital stock of the Company, including any subdivision or combination of its outstanding capital stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4)  offer holders of registration rights the opportunity to participate in any proposed registration of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

          (i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a dividend or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

          (ii) in the case of the matters referred to in (3) above, at least ten (10) days prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such dividend, the date on which the holders of capital stock shall be entitled thereto and the terms of such dividend, and such notice in accordance with clause (2) shall also specify the date on which the holders of capital stock shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder; and

(iii)  in the case of the matter referred to in (4) above, the same notice as is given or required to be given to the holders of such registration rights.

4.5           Adjustment by Board of Directors.  If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights, but in no event shall any adjustment have the effect of increasing the Exchange Price as otherwise determined pursuant to any of the provisions of this Section 4, except in the case of a combination of shares of a type contemplated in Section 4.2 and then in no event to an amount larger than the Exchange Price as adjusted pursuant to Section 4.2.

4.6           Officers’ Statement as to Adjustments.  Whenever the Exchange Price and/or number of shares of Warrant Stock subject to the Warrant is required to be adjusted as provided in Section 4, the Company shall forthwith file at each office designated for the exchange of this Warrant with a copy to the Holder notice parties set forth in Section 7 hereof a statement, signed by the Chief Executive Officer or Chief Financial Officer of the Company, showing in reasonable detail the facts requiring such adjustment, the Exchange Price and number of issuable shares that will be effective after such adjustment; provided, however, such statement shall not be required to the extent the information requested in this Section 4.6 is available through the Company’s current reports filed with the Securities and Exchange Commission. If at any time the information described in this Section 4.6 is readily available through the Company’s reports filed with the Securities and Exchange Commission, the Company shall not be required to provide a separate notice of adjustment to the Holder; provided, however, if such information is not readily available through the Company’s current reports filed with the Securities Exchange Commission and made public, the Company shall cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder of this Warrant at its notice address(es) appearing in Section 7.

4.7           Issue of Securities other than Common Stock.  In the event that at any time, as a result of any adjustment made pursuant to Section 4, the Holder thereafter shall become entitled to receive any securities of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exchange of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 4.

Section 5.	Rights and Obligations of the Warrant Holder.

Except as otherwise specified in this Warrant, this Warrant shall not entitle the Holder to any rights of a holder of Common Stock in the Company until such time as this Warrant is exchanged or exercised.  Notwithstanding the foregoing, if during the term of this Warrant the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies), then the Company shall in each case give written notice of such proposed filing to Holder as soon as practicable (but no later than 20 business days) before the anticipated filing date, and such notice shall offer Holder the opportunity to register such number of shares of Warrant Stock as Holder may request. Holder shall advise the Company in writing within 10 business days after the date on which the Company's notice is so given, setting forth the number of shares of Warrant Stock for which registration is requested. If the Company's offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Holders of the Warrant Stock requested to be included in the registration for such offering to include such Warrant Stock in such offering on the same terms and conditions as any similar securities of the Company included therein, subject to Holder’s execution of an underwriting agreement with the managing underwriter or underwriters selected by the Company in the same manner as other holders participating in the registration. In connection with any such offering, the Company will (i) include only such information relating to the Holder and the sale of Holder’s securities as Holder shall specifically permit and (ii)  indemnify the Holder against liabilities, losses and damages that Holder may incur in connection with the offering, including those relating to the applicable securities laws, and any breach by the Company of this Warrant.

Section 6.	Restrictive Stock Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws.  Accordingly, any share certificates issued pursuant to the exchange of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 7.	Notices.

Any notice or other communication required or permitted to be given here shall be in writing and shall be effective (a) upon hand delivery or delivery by e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received) or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communication shall be:

if to Holder, at

Partners for Growth II, L.P.
180 Pacific Avenue
San Francisco, California 94111
Attention:  Chief Financial Officer
Fax:  (415) 781-0510

with a copy (not constituting notice) to

Greenspan Law Office
Attn: Benjamin Greenspan, Esq.
620 Laguna Road
Mill Valley, CA 94941
Fax: (415) 738-5371
Email: ben@greenspan-law.com

or

if to the Company, at

Composite Technology Corporation
2026 McGaw Avenue
Irvine, CA 92614
Attn: DJ Carney, CFO
Fax:   (949) 428-8515
Email: djcarney@CompositeTechCorp.com

with a copy to:

Richardson Patel LLP
Attn: Ryan Hong
10900 Wilshire Boulevard
Suite 500
Los Angeles, California 90024-6525
Facsimile: (310) 208-1154
Email: rhong@richardsonpatel.com

Each party hereto may from time to time change its address for notices under this Section 7 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 8.	Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant may only be amended by an instrument in writing signed by both parties.

Section 9.	Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.  If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 10.	Construction.

The terms of the Warrant Purchase Agreement to which this Warrant is attached as Exhibit 1 are incorporated by reference herein.  Terms used but not defined herein have the meaning set forth in the Warrant Purchase Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:	ACKNOWLEDGED AND AGREED:

COMPOSITE TECHNOLOGY CORPORATION	HOLDER:
Partners for Growth II, L.P.

By:
By:
Name:	, Manager of
Title:	Partners for Growth II, LLC, Its General Partner

Warrant Signature Page

Exhibit A

To:

ELECTION TO EXCHANGE

1.           The undersigned hereby exercises its right to exchange its Warrant for _________________ fully paid, validly issued and nonassessable Shares covered by the attached Warrant in accordance with the terms thereof.

1.           The undersigned hereby elects to exercise the attached Warrant for fully paid, validly issued and nonassessable Shares by payment of $__________ as specified in the attached Warrant.  This right is exercised with respect to ___________ of shares.

[Strike the paragraph above that does not apply.]

The undersigned requests that certificates for such shares be issued in the name of, and delivered to:

______________________
______________________
______________________

2.           By its execution below and for the benefit of the Company, the undersigned hereby restates each of the representations and warranties in Section 4 of the Warrant Purchase Agreement as of the date hereof.

Date:	[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:

The undersigned hereby assigns and transfers this Warrant to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints _______________________________________ to transfer this Warrant on the books of the Company.

Date:	Partners for Growth II, L.P.

By
Name: _______________, Manager of
Partners for Growth II, LLC, Its General Partner